Exhibit (10.5)

ZHONG YAU NORMAL COLLEGE CAMPUS NETWORK CONTRACT (Stage 1)

Party A: Zhong Yau Normal College
Party B: Tengtu Culture & Electronics Development Co. Ltd.


1.       Scope of Project
         1.1 Purchase and supply of software, hardware and related materials for the Campus Network;
         1.2      Comprehensive cable installation for the network;
         1.3      Installation, tuning and testing of hardware;
         1.4      Installation, tuning and testing of system software;
         1.5      Installation, tuning and testing of application software;
         1.6 Undertaking of necessary testing and commissioning, and submission of commissioning report, according to the requirements of the users;
         1.7      Other reasonable and necessary tasks.

2.       Cost of Project
         2.1      Total Project Cost: RMB 1,525,347.00
                  a)    Software, hardware and system integration : RMB
                        1,278,357.00
                  b)    Renovation of equipment room : RMB 100,000.00
                  c)    Auxiliary equipment : RMB 146,990.00
         2.2 Training of network administrators and operators of Party A will be provided by Party B free of charge;
         2.3      Party A has no liability to pay for any other charges.

3.       Project Schedule and Implementation of Project
         Installation and testing of equipment and cable shall be completed by Party B before October 31, 2000. The entire project shall be completed by Party B independently without any subcontracting to other companies.
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4.       Methods of Payment
         Party A will prepay all the costs during the entire implementation period of this project. Party B will pay 95% of the project cost after the commissioning report is issued, and pay the balance of 5% after 3 months of operation during which no defects and quality problems are found.
5.       Rights and Liabilities of Party A
         Party A will designate one person as their representative responsible for work contacts with Party B. Party A can change the representative any time should it consider necessary, but requires to inform Party B in time.
         5.1 Party B's project schemes, based upon the information nodes distribution chart provided by Party A, shall be certified by Party A;
         5.2 Party A has the right to designate hardware suppliers with purchase implemented by Party B. If Party A does not designate any hardware supplier, Party B shall be directly responsible for the purchase of the hardware;
         5.3 If Party A considers that the specifications, types and quality of the software, hardware and various materials purchased by Party B have any problems, Party B must stop using these products and provide reliable evidence for their quality compliance for Party A's approval before resuming using the same products;
         5.4 Party A has the right to verify the qualifications of Party B's designated personnel responsible for the project software and hardware. If the qualifications of these people are not up the standard of professional engineer or above, or they are changed at will, Party A has the right to terminate the contract and all losses shall be compensated by Party B;
         5.5 If there was evidence that there were major or hidden quality problems with the implementation of the project, Party A has the right to order Party B to stop the project until the problems are resolved; and the project can only be resumed with the written approval of Party A. Should there be quality problems repeatedly, Party A has the right to terminate the contract and seek compensation from Party B.
         5.6 Should there be any evidence that damage to the network hardware was caused by Party A not operating according to the operating method stipulated by Party B, the latter party has the reliability to repair the faulty hardware with the incurred cost paid by Party A;
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         5.7      Party A will provide Party B with water and electricity, and temporary storage rooms for equipment, tools and materials free of charge.
         5.8 Party A will cooperate with Party B to complete the commissioning report within 3 days after the latter party has requested for the commissioning.

6.       Rights and Liabilities of Party B
         6.1 Party B shall provide proof for the qualification of the four technical representatives designated for the testing of the system, two each for hardware and software. Should Party B change any of those technicians, they shall be approved by Party A. Party A shall consult Party B should the former party consider it necessary to change the technicians and the latter party will make the changes;
         6.2 Party B shall implement the project according to the mutually agreed project progress plan. If actual situation changes, the progress plan can be adjusted after consultation.
         6.3 The supplier names, methods of communications, functional specifications and quality assurance certificates must be attached to the software, hardware and related materials purchased by Party B. If such evidence is not available, Party A can reject Party B from using these products. The same products can only be used until relevant documents are available and approved by Party A;
         6.4 In the process of the project, Party B shall report its progress (including compilation of software) to Party A in time in order to obtain the latter party's understanding and coordination.

7.       Training of Personnel of Party A
         Party B shall provide necessary training to the network administrators and operators according to the mutually agreed training plan. Party B will provide all training materials and arrange all other training activities free of charge. For those who cannot take part in the group training due to work, Party B will provide them with free complementary training within 5 working days after Party A's request.
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ZhongYauNormalCollege                                                    Pg.3




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8.       Project Supervision, Commissioning and System Trial Run
         Progress of the project shall be according to the requirements of the tender documents. Commissioning shall be performed by relevant experts ( invited by Party A ) according to relevant standards.
         On completion of the project and within 5 days after the 10-day faultless system trial run, Party A will organize specialist group to perform commissioning on hardware, system software, comprehensive cable installation and application software. The commissioning standard will be based on the current National Standard.
         8.1 Project supervision : Party A will designate a supervisor to undertake this task and invite experts to evaluate Party B's equipment and project quality randomly;
         8.2 Party B can appeal the commissioning conclusion should it deem necessary and the report will be revised by the Commissioning Specialist Group as long as the reasons are established;
         8.3 Should any defects found from commissioning, Party B will clear all these faults unconditionally and free of charge. If effective repair is impossible, rework shall be carried out and Party A can seek compensation from Party B;
         8.4 The network system will undergo a 6-month trial run after passing the commissioning. If defects are found in the software during this period, Party B must carry out effective repair in time and free of charge.

9.       Maintenance and Upgrading of Software and Hardware
         Party B shall undertake these tasks based on the following reasons:
         1) Application software unable to meet the requirements of Party A due to inadequate and careless user surveys;
         2) Original software unable to meet Party A's requirements due to business expansion and reorganization;
         3) Advance in computer technology making Party A's LAN unable to meet its demands;
         4)       Damage to the LAN hardware due to unexpected reasons;
         5) Defects in design and project implementation caused by Party B thus making Party A unable to use the LAN in a convenient and normal manner.
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ZhongYauNormalCollege                                                      Pg.4




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         Maintenance of the LAN shall be free of charge for a period of 24 months, commencing from the next day after the commissioning certificate is signed and issued.
                  Maintenance for the above situations is charged according to the following scheme: Reason 1: Party B shall perform the survey again and provide free software maintenance.

         Reason 2:   Both parties will discuss and agree the methods and charges for the maintenance and upgrading;
         Reason 3:   Party B will provide maintenance at cost price;
         Reason 4:   Within the software warranty period, Party B will carry
                     out maintenance unconditionally. Upon its expiration,
                     maintenance shall be provided at cost price.
         Reason 5:   Apart from providing unconditional maintenance by Party
                     B, Party A will seek compensation from Party B.

10.      Responsibilities of Infringement of Contract
         10.1 If Party B has not implemented the project according to the mutually agreed plan, Party B must submit a "work expedition plan" in writing in order to ensure that the project schedule meets the requirements. Any cost increases due to work expedition shall be born by Party B and party B must compensate Party A for the project delay at 0.1% of the total project cost per day delayed;
         10.2 If Party A's Campus Network cannot be used in a convenient or normal manner due to design deficiency caused by Party B, the latter party must rectify such deficiencies and compensate the loss of the former party. The amount of compensation will be determined separately according to the extent of the loss;
         10.3 If Party B has not carried out network maintenance, requested by Party A, within the time limit as stipulated in the contract, the former party must produce acceptable evidence to the latter party and perform maintenance as soon as possible in order to eliminate the infringement responsibility; otherwise, the compensation amount shall be RMB 50 per event per hour;
         10.4 If the software and technical documents provided to Party A by Party B are incomplete and inconsistent, Party B must rectify this deficiency within 10 working days and seek Party A's understanding; otherwise, compensation must be made by Party B for RMB 2,000;
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ZhongYauNormalCollege                                                       Pg.5



         10.5 For the project deficiencies identified in the final commissioning, Party B will undertake the maintenance according to the contract and compensate the loss of Party A. The compensation amount is to be determined through mutual consultation but will not be less than RMB 5,000 per item.

11.      Others
         11.1 A maintenance logbook is to be established immediately after Party A's network system has passed the commissioning. Subsequent software and hardware maintenance activities will be logged for each event in detail and signed by both parties;
         11.2  The tender document is the appendix of this contract.
               Any inconsistencies will be based on the contract.




Party A : Zhong Yau Normal College   arty B :Tengtu Culture & Education
                                             Electronics Development Co. Ltd.



Legal Representative:                egal Representative:




September 10, 2000                   eptember 10, 2000

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